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                                                                   Exhibit 23.1




                       CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Cardinal Bancshares, Inc.:

We consent to incorporation by reference in the Registration Statement
Nos. 33-00004, 33-71858, 33-78724 and 33-85690 on Forms S-8 of Cardinal
Bancshares, Inc. of our report dated February 17, 1997, relating to the consolidated balance sheets of Cardinal Bancshares, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the 1996 annual report to shareholders, which is incorporated by reference in the December 31, 1996 Form 10-K of Cardinal Bancshares, Inc.

Our report refers to a change in the method of accounting for certain investments in debt and equity securities in 1994.


                                          /s/ KPMG Peat Marwick LLP


Lexington, Kentucky
March 27, 1997